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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF RADIO ONE, INC.

     Radio One Licenses, Inc., a Delaware corporation, is a restricted subsidiary of Radio One, Inc. and does business under the following call letters:

            WKYS-FM       WVCG(AM)      WFUN-FM      WFXK-FM
            WMMJ-FM       WERQ-FM       WBOT-FM      WFXC-FM
             WOL(AM)      WWIN-FM       WENZ-FM      WNNL-FM
            KKBT-FM       WOLB(AM)      WERE(AM)     WHHH-FM
            WPHI-FM       WWIN(AM)      WZAK-FM      WTLC-FM
            WPLY-FM       KBFB-FM       WJMO(AM)     WYJZ-FM
            KMJQ-FM       KTXQ-FM       WKJS-FM       W53AV
            KBXX-FM       KJOI(AM)      WQOK-FM

     WYCB Acquisition Corporation, a Delaware corporation, and Broadcast Holdings, Inc., a District of Columbia corporation, are restricted subsidiaries of Radio One, Inc., and do business under the following call letters:

     WYCB(AM)

     Bell Broadcasting Company ("Bell"), a Michigan corporation, is a restricted subsidiary of Radio One, Inc. Radio One of Detroit, Inc. ("Radio One of Detroit"), a Delaware corporation, is a restricted subsidiary of Bell. Bell and Radio One of Detroit do business under the following call letters:

     WDTJ-FM
     WCHB(AM)
     WJZZ(AM)

     Allur-Detroit, Inc. ("Allur-Detroit"), a Delaware corporation, is a restricted subsidiary of Radio One, Inc. Allur Licenses, Inc. ("Allur Licenses"), a Delaware corporation, is a restricted subsidiary of Allur-Detroit. Allur-Detroit and Allur Licenses do business under the following call letters:

     WDMK-FM
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     Radio One of Atlanta, Inc. ("ROA"), a Delaware corporation, is a restricted subsidiary of Radio One, Inc. ROA Licenses, Inc. ("ROA Licenses"), a Delaware corporation, is a restricted subsidiary of ROA. ROA and ROA Licenses do business under the following call letters:

     WHTA-FM

     Dogwood Communications, Inc. ("DC"), a Delaware corporation, is a restricted subsidiary of ROA. Dogwood Licenses, Inc. ("DL"), a Delaware corporation, is a restricted subsidiary of DC. DC and DL do business under the following call letters:

     WAMJ-FM

     Radio One of Charlotte, LLC ("Radio One of Charlotte"), a Delaware limited liability company of which Radio One, Inc. is the sole member is a restricted subsidiary of Radio One, Inc.

     Radio One of Augusta, Inc. ("Radio One of Augusta"), a Delaware corporation, is a restricted subsidiary of Radio One of Charlotte. Radio One of Charlotte and Radio One of Augusta do business under the following call letters:

     WAEG-FM
     WAEJ-FM
     WAKB-FM
     WFXA-FM
     WTHB(AM)

     Davis Broadcasting of Charlotte, Inc. ("David Broadcasting"), a Delaware corporation, is a restricted subsidiary of Radio One of Charlotte. Radio One of North Carolina, Inc. ("Radio One of North Carolina"), a Delaware corporation, is a restricted subsidiary of Davis Broadcasting. Davis Broadcasting and Radio One of North Carolina do business under the following call letters:

     WCCJ-FM

     Radio One of Boston, Inc. ("Radio One of Boston"), a Delaware corporation, is a restricted subsidiary of Radio One, Inc. Radio One of Boston Licenses, Inc. ("Boston Licenses"), a Delaware corporation, is a restricted subsidiary of Radio One of Boston. Radio One of Boston and Boston Licenses do business under the following call letters:

     WILD(AM)

     Blue Chip Merger Subsidiary, Inc., a Delaware corporation, is a restricted subsidiary of Radio One, Inc.

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